EAWC Technologies
real solutions for real needs

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EuroSport Active World Corp.
2000 Bvld. Ponce de Leon – 6th Floor, Miami Florida
33134 · USA

March 23rd, 2017

EAWC Representation

TO WHOM MY CONCERN

This letter is to certify that Mr. Willie Mangena, owner of His Will Innovations, is a fully authorized and appointed representative for EAWC products and services in South Africa.

This appointment granted is exclusively for the EAWC technologies as follows:

- Plasma Converter System
- Plasma Arc Flow
- EAWC Steam Generation Technologies
- Atmospheric Water Generation
- Solar Powered Water purification Plants

During his term as representative, Mr. Willie Mangena/His Will Innovations; reports to Mrs. Irma Velazquez – COO.

His Will Innovations has the option to get the authorization with the necessary financing in place, to assemble or manufacture certain products under the option article of the representation agreement.

We thank the attention provided to this letter and the facilities provided to our representative for the best performance,

Sinceresly,

Ralph Hofmeier - CEO